EXHIBIT 8.1a

                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                January 7, 2005


Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

          Re:     Greenwich Capital Acceptance, Inc.
                  Financial Asset Securities Corp.
                  Registration Statement on Form S-3
                  File Nos. 333-121661 and 333-121661-01
                  --------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel for Greenwich Capital Acceptance, Inc., a Delaware corporation, and Financial Asset Securities Corp., a Delaware corporation (the "Registrants"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of mortgage-backed and/or asset-backed certificates (the "Certificates") or mortgage-backed and/or asset-backed notes (the "Notes" and, together with the Certificates, the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate pooling and servicing agreement, master pooling and servicing agreement or trust agreement (each, an "Agreement") by and among the related Registrant, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates. As also set forth in the Registration Statement, each series of Notes will be issued under an indenture and a related series supplement (together, an "Indenture") between an owner trustee acting in behalf of an owner trust (the "Owner Trustee") and an indenture trustee (the "Indenture Trustee"), each to be identified in the prospectus supplement for the related Series of Notes.

Greenwich Capital Acceptance, Inc.
Financial Asset Securities Corp.
Page 2


     We have examined the prospectus (the "Prospectus") and forms of prospectus supplement (each, a "Prospectus Supplement") related thereto contained in the Registration Statement and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     In arriving at the opinion expressed below, we have assumed that (i) each Agreement will be duly authorized by all necessary corporate action on the part of the related Registrant, the Trustee, the Servicer, if any, and any other party thereto for the related Series of Certificates and will be duly executed and delivered by such Registrant, the Trustee, the Servicer, if any, and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that such Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that such Series of Certificates will be sold as described in the Registration Statement; and (ii) each Indenture will be duly authorized by all necessary corporate action on the part of the Owner Trustee, the Indenture Trustee and any other party thereto for the related Series of Notes and will be duly executed and delivered by the Owner Trustee, the Indenture Trustee and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that such Series of Notes will be duly executed and delivered in substantially the forms set forth in Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that such Series of Notes will be sold as described in the Registration Statement.

     As special tax counsel to each Registrant, we have advised such Registrant with respect to material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement or Indenture, as applicable. Such advice has formed the basis for the description of federal income tax consequences for holders of such Securities that appear under the headings "Material Federal Income Tax Consequences" in each Prospectus Supplement and the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences described therein, it is our opinion that such description is accurate in all material respects.

     In addition, we hereby confirm and adopt as our opinions those opinions set forth under "Material Federal Income Tax Consequences" in each of the Prospectus Supplements and the Prospectus (in each case subject to the terms and conditions set forth therein).

     This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus Supplements and the Prospectus contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

Greenwich Capital Acceptance, Inc.
Financial Asset Securities Corp.
Page 3

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in each Prospectus Supplement and the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                               Very truly yours,


                               /s/ SIDLEY AUSTIN BROWN & WOOD LLP
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